EXHIBIT 99.67


                               YOLO COMMUNITY BANK


                              FINANCIAL STATEMENTS


                               FOR THE YEARS ENDED

                        DECEMBER 31, 2003, 2002 AND 2001

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



The Shareholders and
  Board of Directors
Yolo Community Bank

         We have audited the accompanying balance sheet of Yolo Community Bank as of December 31, 2003 and 2002 and the related statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yolo Community Bank as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



                                                            /s/ PERRY-SMITH LLP


Sacramento, California
January 28, 2004

                               YOLO COMMUNITY BANK

                                  BALANCE SHEET

                           December 31, 2003 and 2002


                                                                   2003             2002
                                                               -------------    -------------

                            ASSETS

Cash and due from banks                                        $   5,630,261    $   1,428,811
Federal funds sold                                                                  5,810,000
Loans held for sale                                                                   764,200
Investment securities (market value of $25,266,000 in
  2003 and $7,710,400 in 2002) (Notes 2 and 13)                   25,266,890        7,710,448
Loans, less allowance for loan losses of $915,000
  in 2003 and $825,000 in 2002 (Notes 3, 7,10 and 13)             67,731,921       63,188,318
Bank premises and equipment, net (Note 4)                            470,433        1,272,692
Accrued interest receivable and other assets (Note 12)             2,418,923          602,662
                                                               -------------    -------------

                                                               $ 101,518,428    $  80,777,131
                                                               =============    =============

                        LIABILITIES AND
                     SHAREHOLDERS' EQUITY

Deposits:
  Non-interest bearing                                         $  20,150,078    $  14,065,282
  Interest bearing (Note 5)                                       69,134,024       60,058,312
                                                               -------------    -------------

    Total deposits                                                89,284,102       74,123,594

Short-term borrowings (Note 13)                                    3,000,000
Notes payable (Note 8)                                               179,125           92,376
Accrued interest payable and other liabilities                       271,951          309,640
                                                               -------------    -------------

    Total liabilities                                             92,735,178       74,525,610
                                                               -------------    -------------

Commitments and contingencies (Note 7)

Shareholders' equity (Note 9):
  Common stock - no par value; 1,000,000 shares authorized;
    71,693 and 59,043 issued and outstanding at December 31,
    2003 and 2002, respectively                                    8,082,988        6,102,116
  Retained earnings                                                  849,658           46,086
  Unearned ESOP shares (917 shares, at cost)                        (160,000)
  Accumulated other comprehensive income (Note 2)                     10,604          103,319
                                                               -------------    -------------

    Total shareholders' equity                                     8,783,250        6,251,521
                                                               -------------    -------------

                                                               $ 101,518,428    $  80,777,131
                                                               =============    =============

                     The accompanying notes are an integral
                       part of these financial statements.

                               YOLO COMMUNITY BANK

                               STATEMENT OF INCOME

              For the Years Ended December 31, 2003, 2002 and 2001


                                                   2003         2002         2001
                                                ----------   ----------   ----------

Interest income:
  Interest and fees on loans                    $4,970,815   $4,803,992   $3,598,115
  Interest on Federal funds sold                    39,777       53,425      160,371
  Interest and dividends on investment
    securities                                     368,088      144,792       94,181
                                                ----------   ----------   ----------

      Total interest income                      5,378,680    5,002,209    3,852,667
                                                ----------   ----------   ----------

Interest expense:
  Interest on deposits (Note 5)                  1,081,301    1,340,299    1,409,819
  Interest on notes payable (Note 8)                10,327        9,052       14,059
  Interest on short-term borrowings (Note 13)          406       24,195       12,735
                                                ----------   ----------   ----------

      Total interest expense                     1,092,034    1,373,546    1,436,613
                                                ----------   ----------   ----------

      Net interest income                        4,286,646    3,628,663    2,416,054

Provision for loan losses (Note 3)                  90,000      295,000      185,000
                                                ----------   ----------   ----------

      Net interest income after provision for
        loan losses                              4,196,646    3,333,663    2,231,054
                                                ----------   ----------   ----------

Non-interest income:
  Service charges                                   84,287       91,776       76,147
  Loan packaging fees                              379,909      340,047      119,374
  Gain on sale of loans                            158,640       56,385      108,389
  Gain on sale of investment securities,
    net (Note 2)                                                               8,617
  Other income                                     163,666      113,639      101,438
                                                ----------   ----------   ----------

      Total non-interest income                    786,502      601,847      413,965
                                                ----------   ----------   ----------

Other expenses:
  Salaries and employee benefits (Notes 3
    and 12)                                      2,167,672    1,838,989    1,340,896
  Occupancy and equipment (Notes 4 and 7)          697,259      430,632      362,457
  Other (Note 11)                                  894,902      715,989      547,929
                                                ----------   ----------   ----------

      Total other expenses                       3,759,833    2,985,610    2,251,282
                                                ----------   ----------   ----------

      Income before income taxes                 1,223,315      949,900      393,737

Income taxes (Note 6)                               46,000       16,000          800
                                                ----------   ----------   ----------

      Net income                                $1,177,315   $  933,900   $  392,937
                                                ==========   ==========   ==========

Basic earnings per share (Note 9)               $    17.38   $    15.82   $     7.77
                                                ==========   ==========   ==========

Diluted earnings per share (Note 9)             $    16.95   $    15.58   $     7.74
                                                ==========   ==========   ==========

                     The accompanying notes are an integral
                       part of these financial statements.

                                                         YOLO COMMUNITY BANK

                                            STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                        For the Years Ended December 31, 2003, 2002 and 2001


                                                                                        (Accumulated   Accumulated
                                                     Common Stock           Unearned      Deficit)        Other
                                               ------------------------       ESOP        Retained    Comprehensive   Shareholders'
                                                 Shares        Amount        Shares       Earnings    (Loss) Income      Equity
                                               ----------   -----------    ----------   ------------  -------------   -------------

Balance, January 1, 2001                           47,200   $ 4,707,591                 $(1,123,687)   $   (20,920)   $ 3,562,984

Comprehensive income:
  Net income                                                                                392,937                       392,937
  Other comprehensive income:
    Unrealized gains on available-for-sale
      investment securities                                                                                 37,268         37,268

        Total comprehensive income


Sale of common stock, net of stock
  offering costs of $26,635                        11,843     1,394,525                                                 1,394,525
                                               ----------   -----------    ----------   -----------    -----------    -----------

Balance, December 31, 2001                         59,043     6,102,116                    (730,750)        16,348      5,387,714

Comprehensive income:
  Net income                                                                                933,900                       933,900
  Other comprehensive income:
    Unrealized gains on available-for-sale
      investment securities                                                                                 86,971         86,971


        Total comprehensive income


Cash distributions to shareholders (Note 9)                                                (157,064)                     (157,064)
                                               ----------   -----------    ----------   -----------    -----------    -----------

Balance, December 31, 2002                         59,043     6,102,116                      46,086        103,319      6,251,521
                                               ----------   -----------    ----------   -----------    -----------    -----------


                                                Comprehensive
                                                   Income
                                                -------------

Balance, January 1, 2001

Comprehensive income:
  Net income                                    $   392,937
  Other comprehensive income:
    Unrealized gains on available-for-sale
      investment securities                          37,268
                                                -----------

        Total comprehensive income              $   430,205
                                                ===========

Sale of common stock, net of stock
  offering costs of $26,635

Balance, December 31, 2001

Comprehensive income:
  Net income                                    $   933,900
  Other comprehensive income:
    Unrealized gains on available-for-sale
      investment securities                          86,971
                                                -----------

        Total comprehensive income              $ 1,020,871
                                                ===========

Cash distributions to shareholders (Note 9)

Balance, December 31, 2002


                                   (Continued)

                                                         YOLO COMMUNITY BANK

                                            STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                                             (Continued)
                                        For the Years Ended December 31, 2003, 2002 and 2001


                                                                                        (Accumulated   Accumulated
                                                     Common Stock           Unearned      Deficit)        Other
                                               ------------------------       ESOP        Retained    Comprehensive   Shareholders'
                                                 Shares        Amount        Shares       Earnings    (Loss) Income      Equity
                                               ----------   -----------    ----------   ------------  -------------   -------------

Balance, December 31, 2002                         59,043   $ 6,102,116                 $    46,086    $   103,319    $ 6,251,521

Comprehensive income:
  Net income                                                                              1,177,315                     1,177,315
  Other comprehensive loss:
    Unrealized losses on available-for-sale
      investment securities (Note 2)                                                                       (92,715)       (92,715)


        Total comprehensive income


Sale of common stock, net of stock
  offering costs of $34,128 (Note 9)               12,500     1,965,872                                                 1,965,872
Issuance of common stock under stock
  option plan (Note 9)                                150        15,000                                                    15,000
Cash distributions to shareholders (Note 9)                                                (373,743)                     (373,743)
Unearned ESOP shares (Note 12)                                             $(160,000)                                    (160,000)
                                               ----------   -----------    ---------    -----------    -----------    -----------

Balance, December 31, 2003                         71,693   $ 8,082,988    $(160,000)   $   849,658    $    10,604    $ 8,783,250
                                               ==========   ===========    =========    ===========    ===========    ===========


                                                 Comprehensive
                                                    Income
                                                 -------------

Balance, December 31, 2002

Comprehensive income:
  Net income                                     $ 1,177,315
  Other comprehensive loss:
    Unrealized losses on available-for-sale
      investment securities (Note 2)                 (92,715)
                                                 -----------

        Total comprehensive income               $ 1,084,600
                                                 ===========

Sale of common stock, net of stock
  offering costs of $34,128 (Note 9)
Issuance of common stock under stock
  option plan (Note 9)
Cash distributions to shareholders (Note 9)
Unearned ESOP shares (Note 12)


Balance, December 31, 2003


              The accompanying notes are an integral part of these
                              financial statements.

                                       YOLO COMMUNITY BANK

                                     STATEMENT OF CASH FLOWS

                      For the Years Ended December 31, 2003, 2002 and 2001


                                                        2003            2002            2001
                                                    ------------    ------------    ------------

Cash flows from operating activities:
  Net income                                        $  1,177,315    $    933,900    $    392,937
  Adjustments to reconcile net income to
    cash provided by operating activities:
      Provision for loan losses                           90,000         295,000         185,000
      Depreciation, amortization and accretion           339,732         190,131         171,712
      Decrease (increase) in loans held for sale         764,200        (335,700)       (428,500)
      Increase in deferred loan origination
        fees, net                                         16,798          21,201         159,783
      Gain on sale of investment securities, net                                          (8,617)
      Federal Home Loan Bank stock dividends              (3,896)         (8,600)         (9,600)
      Gain on sale of premises and equipment              (2,147)
      Increase in cash surrender value of life
        insurance                                        (18,119)
      Increase in accrued interest receivable
        and other assets                                (228,610)        (36,904)       (101,486)
      (Decrease) increase in accrued interest
        payable and other liabilities                    (41,305)         63,794         (78,562)
      Deferred taxes                                       6,000          (8,000)         15,000
                                                    ------------    ------------    ------------

        Net cash provided by operating activities      2,099,968       1,114,822         297,667
                                                    ------------    ------------    ------------

Cash flows from investing activities:
  Purchase of available-for-sale investment
    securities                                       (22,826,406)     (6,101,472)     (3,122,691)
  Purchase of held-to-maturity investment
    securities                                                          (530,993)
  Proceeds from sale of available-for-sale
    investment securities                                                              2,505,609
  Proceeds from call of available-for-sale
    investment securities                              3,500,000       1,500,000       2,000,000
  Maturities of available-for-sale investment
    securities                                           500,000                         500,000
  Proceeds from principal payments received
    from available-for-sale investment
    securities                                           794,214           2,098
  Proceeds from principal payments received
    from held-to-maturity investment
    securities                                           259,271          26,272
  Deposits on single premium cash surrender
    value life insurance policies                     (1,500,000)
  Net increase in loans                               (4,650,401)    (10,280,971)    (20,309,060)
  Purchase of premises and equipment                    (297,424)       (223,522)       (166,652)
  Proceeds from the sale of premises and
    equipment                                            886,246
  Proceeds from redemption of Federal
    Home Loan Bank stock                                                 255,900         159,900
  Purchases of Federal Home Loan Bank
    stock                                                (68,404)       (125,000)       (184,200)
                                                    ------------    ------------    ------------

        Net cash used in investing activities        (23,402,904)    (15,477,688)    (18,617,094)
                                                    ------------    ------------    ------------

                                                    (Continued)

                                                         6

                                       YOLO COMMUNITY BANK

                                     STATEMENT OF CASH FLOWS
                                           (Continued)
                       For the Years Ended December 31, 2003, 2002 and 2001


                                                        2003            2002            2001
                                                    ------------    ------------    ------------

Cash flows from financing activities:
  Net increase in demand, interest bearing
    and savings deposits                            $ 12,962,493    $ 20,865,758    $ 11,714,380
  Net increase in time deposits                        2,198,015         543,938       4,727,869
  Net increase (decrease) short-term borrowings        3,000,000      (2,500,000)      1,165,000
  Payments on notes payable                              (73,251)        (68,344)        (63,675)
  Proceeds from ESOP borrowings                          160,000
  Purchase of unearned ESOP shares                      (160,000)
  Cash distribution to shareholders                     (373,743)       (157,064)
  Proceeds from stock issuance, gross                  2,000,000                       1,421,160
  Payments for stock offering costs                      (34,128)                        (26,635)
  Proceeds from exercise of stock options                 15,000
                                                    ------------    ------------    ------------

        Net cash provided by financing activities     19,694,386      18,684,288      18,938,099
                                                    ------------    ------------    ------------

        (Decrease) increase in cash and cash
          equivalents                                 (1,608,550)      4,321,422         618,672

Cash and cash equivalents at beginning
  of year                                              7,238,811       2,917,389       2,298,717
                                                    ------------    ------------    ------------

Cash and cash equivalents at end of year            $  5,630,261    $  7,238,811    $  2,917,389
                                                    ============    ============    ============


Supplemental disclosure of cash flow information:

  Cash paid during the year for:
    Interest expense                                $  1,091,418    $  1,415,848    $  1,428,831
    Income taxes                                    $     80,842    $        800    $        800

Non-cash investing activities:
  Net change in unrealized gain on available-
    for-sale investment securities                  $     92,715    $     86,971    $     37,268

Transfer of held-to-maturity investment
  securities to available-for-sale investment
  securities                                                                        $  2,000,406


                              The accompanying notes are an integral
                               part of these financial statements.

                                                7

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General
     -------

     On January 2, 1998, the organizers of Yolo Community Bank (the "Bank") filed an application with the California Department of Financial Institutions. The application was approved on March 16, 1998 and the Bank opened for business on July 31, 1998. The Bank is locally owned and operated and serves the California communities of Yolo, Solano, Placer and Sacramento counties. Its primary source of revenue is providing loans to business, professional, individual and non-profit clients.

     The accounting and reporting policies of the Bank conform with generally accepted accounting principles and prevailing practices within the banking industry.

     Reclassifications
     -----------------

     Certain reclassifications have been made to prior years' balances to conform to classifications used in 2003.

     Investment Securities
     ---------------------

     Investments are classified into one of the following categories:

          o Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as other comprehensive income (loss) within shareholders' equity.

          o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

     Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

     Gains and losses on the sale of securities are computed using the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Loans
     -----

     Loans are stated at principal balances outstanding. Interest is accrued daily based upon outstanding loan balances. However, when, in the opinion of management, loans are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

     An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

     Substantially all loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans.

     Sales and Servicing of Loans
     ----------------------------

     The Bank originates commercial and mortgage loans that are either held in the Bank's loan portfolio or sold to other banks. Loans held for sale are carried at the lower of cost or market value. Market value is determined by the specific identification method as of the balance sheet date or the date which the purchasers have committed to purchase the loan. At the time the loan is sold, the related right to service the loan is either retained with the Bank earning future servicing income, or released in exchange for a one-time servicing- released premium. Loans with unpaid balances totaling approximately $8,980,000 and $3,086,000 were being serviced for others at December 31, 2003 and 2002, respectively.

     Servicing rights acquired through the 1) purchase or 2) origination of loans which are sold with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Fair values are estimated using discounted cash flows based on current market interest rates. Servicing assets were not considered material for disclosure purposes.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Allowance for Loan Losses
     -------------------------

     The allowance for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area.

     Loans determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, a reserve factor is assigned to currently performing loans based on existing industry standards for similar loans. Management also computes specific and expected loss reserves for loan commitments. These estimates are particularly susceptible to changes in the economic environment and market conditions.

     The Bank's Board of Directors reviews the adequacy of the allowance for loan losses monthly, to include consideration of the relative risks in the portfolio and current economic conditions. The allowance is adjusted based on that review if, in the judgment of the Board of Directors and management, changes are warranted.

     This allowance is established through a provision for loan losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after loan losses and loan growth. The allowance for loan losses at December 31, 2003 and 2002, respectively, reflects management's estimate of potential losses in the portfolio.

     Bank Premises and Equipment
     ---------------------------

     Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful life of the building and building improvements is estimated to be thirty years. The useful lives of furniture, fixtures and equipment are estimated to be three to ten years. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

     Income Taxes
     ------------

     The Bank has elected to be taxed as an S corporation for Federal and state income tax purposes. As such, shareholders are taxed on their pro rata share of earnings and deductions of the Bank, regardless of the amount of distributions received. Generally, the Bank is not subject to Federal income tax but is subject to California tax at the rate of 3.5% of taxable income, with a minimum tax of $800. Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amount of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Cash Equivalents
     ----------------

     For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

     Earnings Per Share
     ------------------

     Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. The treasury stock method is applied to determine the dilutive effect of stock options in computing diluted EPS.

     Comprehensive Income
     --------------------

     Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Bank's available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the statement of changes in shareholders' equity.

     Stock-Based Compensation
     ------------------------

     At December 31, 2003, the Bank has one stock-based employee compensation plan, the Yolo Community Bank 1998 Stock Option Plan, which is described more fully in Note 9. The Bank accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Stock-Based Compensation (Continued)
     ------------------------

     Pro forma adjustments to the Bank's net earnings and earnings per share are disclosed during the years in which options become vested. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                        2003         2002           2001
                                                    -----------   -----------   -----------

     Net income, as reported                        $ 1,177,315   $   933,900   $   392,937
     Deduct: Total stock-based employee
       compensation expense determined
       under the fair value based method
       for all awards, net of related tax
       effects                                           53,100        28,100        22,500
                                                    -----------   -----------   -----------

     Pro forma net income                           $ 1,124,215   $   905,800   $   370,437
                                                    ===========   ===========   ===========

     Basic earnings per share - as reported         $     17.38   $     15.82   $      7.77
     Basic earnings per share - pro forma           $     16.60   $     15.34   $      7.32

     Diluted earnings per share - as reported       $     16.95   $     15.58   $      7.74
     Diluted earnings per share - pro forma         $     16.18   $     15.27   $      7.29

     Weighted average fair value of options
       granted during the year                                    $     50.94   $     42.88

     The fair value of each option is estimated on the date of grant using an option-pricing model and the following assumptions:

                                                      2002                2001
                                                    --------            --------

     Dividend yield                                    2.00%                 N/A
     Expected volatility                               3.69%               5.00%
     Risk-free interest rate                           5.29%               5.68%
     Expected option life                           10 years            10 years

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Federal Home Loan Bank Stock
     ----------------------------

     As a member of the Federal Home Loan Bank System, the Bank is required to maintain an investment in the capital stock of the Federal Home Loan Bank
     (FHLB). At December 31, 2003 and 2002, the Bank's investment in the capital stock of the FHLB was $150,000 and $77,000, respectively. On the balance sheet, FHLB stock is included in other assets.

     Impact of New Financial Accounting Standards
     --------------------------------------------

     On April 30, 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies the accounting for derivative instruments by providing guidance related to circumstances under which a contract with a net investment meets the characteristics of a derivative as discussed in SFAS No. 133. The Statement also clarifies when a derivative contains a financing component. The Statement is intended to result in more consistent reporting for derivative contracts and must be applied prospectively for contracts entered into or modified after June 30, 2003, except for hedging relationships designated after June 30, 2003. In management's opinion, adoption of this Statement did not have a material impact on the Bank's financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For mandatorily redeemable financial instruments of a nonpublic entity, this Statement shall be effective for existing or new contracts for fiscal periods beginning after December 15, 2004. In managements opinion, adoption of this Statement did not have a material effect on the Bank's financial position or results of operations.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.   INVESTMENT SECURITIES

     The amortized cost and estimated market value of investment securities at December 31, 2003 and 2002 consisted of the following:

     Available-for-Sale:
     ------------------

                                                    2003
                           -----------------------------------------------------
                                            Gross         Gross       Estimated
                            Amortized    Unrealized    Unrealized      Market
                              Cost          Gains        Losses         Value
                           -----------   -----------   -----------   -----------

     U.S. Government
       agencies            $17,787,238   $    86,489   $   (60,927)  $17,812,800
     U.S. Government
       guaranteed mort-
       gage backed
       securities            2,761,598                     (20,898)    2,740,700
     Municipal securities    4,467,760        23,011       (16,971)    4,473,800
     Other securities            1,916           284                       2,200
                           -----------   -----------   -----------   -----------

                           $25,018,512   $   109,784   $   (98,796)  $25,029,500
                           ===========   ===========   ===========   ===========

     Net unrealized gains on available-for-sale investment securities totaling $10,604 were recorded as other comprehensive income within shareholders' equity at December 31, 2003. There were no sales of available-for-sale investment securities during the year ended December 31, 2003.

                                                    2002
                           -----------------------------------------------------
                                            Gross         Gross       Estimated
                            Amortized    Unrealized    Unrealized      Market
                              Cost          Gains        Losses         Value
                           -----------   -----------   -----------   -----------

     U.S. Government
       agencies            $ 6,075,442   $   105,175   $    (1,217)  $ 6,179,400
     U.S. Government
       guaranteed mort-
       gage backed
       securities            1,025,819           415        (1,234)    1,025,000
     Other securities            1,920           180                       2,100
                           -----------   -----------   -----------   -----------

                           $ 7,103,181   $   105,770   $    (2,451)  $ 7,206,500
                           ===========   ===========   ===========   ===========

     Net unrealized gains on available-for-sale investment securities totaling $103,319 were recorded as other comprehensive income within shareholders' equity at December 31, 2002. There were no sales of available-for-sale investment securities for the year ended December 31, 2002. Proceeds and gross realized gains and losses from the sale of available-for-sale investment securities for the year ended December 31, 2001 totaled $2,505,609, $10,117 and $1,500, respectively.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.   INVESTMENT SECURITIES (Continued)

     Held-to-Maturity:
     ----------------

                                                    2003
                           -----------------------------------------------------
                                            Gross         Gross       Estimated
                            Amortized    Unrealized    Unrealized      Market
                              Cost          Gains        Losses         Value
                           -----------   -----------   -----------   -----------

     U.S. Government
       guaranteed mort-
       gage backed
       securities          $   237,390   $        --   $      (890)  $   236,500
                           ===========   ===========   ===========   ===========


                                                    2002
                           -----------------------------------------------------
                                            Gross         Gross       Estimated
                            Amortized    Unrealized    Unrealized      Market
                              Cost          Gains        Losses         Value
                           -----------   -----------   -----------   -----------

     U.S. Government
       guaranteed mort-
       gage backed
       securities          $   503,948   $        --   $       (48)  $   503,900
                           ===========   ===========   ===========   ===========

     There were no sales or transfers of held-to-maturity investment securities for the years ended December 31, 2003, 2002 or 2001.

     Investment securities with unrealized losses at December 31, 2003 are summarized and classified according to the duration of the loss period as follows:

                                  Less than 12 Months              12 Months or More                      Total
                              ----------------------------    ----------------------------    ----------------------------
                                 Fair          Unrealized        Fair          Unrealized        Fair          Unrealized
                                 Value           Losses          Value           Losses          Value           Losses
                              ------------    ------------    ------------    ------------    ------------    ------------

     U.S. Government
       agencies               $  8,600,000    $    (60,927)                                   $  8,600,000    $    (60,927)
     U.S. Government
       guaranteed mortgage-
       backed securities         2,461,000         (19,114)   $    516,000    $     (2,674)      2,976,500         (21,788)
     Municipal securities        1,973,000         (16,971)                                      1,973,000         (16,971)
                              ------------    ------------    ------------    ------------    ------------    ------------

                              $ 13,034,000    $    (97,012)   $    516,000    $     (2,674)   $ 13,550,000    $    (99,686)
                              ============    ============    ============    ============    ============    ============

     At December 31, 2003, investment securities totaling $13,034,000 were in a loss position for less than twelve months and investment securities totaling $279,000 were in a loss position and had been in a loss position for twelve months or more. Management periodically evaluates each investment security relying primarily on industry analyst reports, observation of market conditions and interest rate fluctuations. Management believes it will be able to collect all amounts due according to the contractual terms of the underlying investment securities and that the noted decline in fair value is due only to interest rate fluctuations.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.   INVESTMENT SECURITIES (Continued)

     Held-to-Maturity: (Continued)
     ----------------

     On January 1, 2001, all securities were transferred from the held-to-maturity category to the available-for-sale category in accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, issued by the Financial Accounting Standards Board. The amortized cost and market value of the transferred securities on the date of the transfer were $2,000,406 and $2,004,300, respectively. Accordingly, unrealized gains of $3,894 were recorded as accumulated other comprehensive income within shareholders' equity.

     The amortized cost and estimated market value of investment securities at December 31, 2003 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             Available-for-Sale           Held-to-Maturity
                                         -------------------------   -------------------------
                                                        Estimated                   Estimated
                                          Amortized       Market      Amortized       Market
                                            Cost          Value         Cost          Value
                                         -----------   -----------   -----------   -----------

     Within one year                     $ 2,009,489   $ 2,004,300
     After one year through five
       years                              17,721,442    17,759,200
     After five years                      2,524,067     2,523,100   $   237,390   $   236,500
                                         -----------   -----------   -----------   -----------

                                          22,254,998    22,286,600       237,390       236,500

     Investment securities not due
       at a single maturity date:
         U.S. Government guaran-
           teed mortgage backed
           securities                      2,761,598     2,740,700
         Other securities                      1,916         2,200
                                         -----------   -----------   -----------   -----------

                                         $25,018,512   $25,029,500   $   237,390   $   236,500
                                         ===========   ===========   ===========   ===========

     Investment securities with amortized costs of $25,016,596 and $7,605,209 and estimated market values of $25,027,300 and $7,708,300 were pledged to secure short-term borrowing arrangements at December 31, 2003 and 2002, respectively (see Note 13).

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

3.   LOANS

     Outstanding loans are summarized below:

                                                           December 31,
                                                  -----------------------------
                                                      2003             2002
                                                  ------------     ------------

     Real estate - construction and land
       development                                $ 24,612,978     $ 28,216,004
     Commercial                                     17,671,233       14,599,538
     Real estate - commercial                       19,682,155       16,052,320
     Real estate - residential                       6,519,522        4,733,815
     Consumer and other                                354,187          587,997
                                                  ------------     ------------

                                                    68,840,075       64,189,674

     Deferred loan origination fees, net              (193,154)        (176,356)
     Allowance for loan losses                        (915,000)        (825,000)
                                                  ------------     ------------

                                                  $ 67,731,921     $ 63,188,318
                                                  ============     ============

     Changes in the allowance for loan losses were as follows:

                                                 For the Year Ended December 31,
                                                --------------------------------
                                                  2003        2002        2001
                                                --------    --------    --------

     Balance, beginning of year                 $825,000    $530,000    $345,000
     Provision charged to operations              90,000     295,000     185,000
                                                --------    --------    --------

     Balance, end of year                       $915,000    $825,000    $530,000
                                                ========    ========    ========

     For the years ended December 31, 2003, 2002, 2001, the Bank had no impaired loans and no loans were placed on nonaccrual status.

     Salaries and employee benefits totaling $408,849, $558,886 and $387,825 were deferred as loan origination costs for the years ended December 31, 2003, 2002 and 2001, respectively.

     Loans with outstanding principal balances of $10,981,531 and $14,052,145 were pledged to secure short-term borrowing arrangements at December 31, 2003 and 2002, respectively (see Note 13).

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


4.   BANK PREMISES AND EQUIPMENT

     Bank premises and equipment consisted of the following:

                                                           December 31,
                                                   ----------------------------
                                                      2003              2002
                                                   -----------       ----------

     Land                                                            $   95,000
     Building                                                           390,000
     Building improvements                                              586,672
     Leasehold improvements                        $    58,465            5,742
     Furniture and equipment                         1,085,075          811,094
                                                   -----------       ----------

                                                     1,143,540        1,888,508

          Less accumulated depreciation
              and amortization                        (673,107)        (615,816)
                                                   -----------       ----------

                                                   $   470,433      $ 1,272,692
                                                   ===========      ===========

     In June 2003, the Bank sold the land and building that was occupied by its Woodland branch. The land and building were sold for $890,000 and the Bank received proceeds of $886,246, net of costs, realizing a gain of $2,147 on the sale. Concurrent with the sale, the Bank executed an eighteen-month lease with the new owner. The Bank will continue to occupy the branch building while it completes plans to relocate to larger facilities within the same general area of downtown Woodland. The lease requires monthly payments of $7,500 per month, beginning June 1, 2003 and does not contain a renewal option.

     Depreciation included in occupancy and equipment expense totaled $215,584, $148,013 and $148,939 for the years ended December 31, 2003, 2002 and 2001, respectively.

5.   INTEREST-BEARING DEPOSITS

     Interest-bearing deposits consisted of the following:

                                                            December 31,
                                                  ------------------------------
                                                     2003                2002
                                                  -----------        -----------

     Savings                                      $ 1,496,466        $ 1,117,657
     Money market                                  40,751,080         34,432,511
     NOW accounts                                   5,371,857          5,191,538
     Time, $100,000 or more                         7,815,806          8,342,004
     Other time                                    13,698,815         10,974,602
                                                  -----------        -----------

                                                  $69,134,024        $60,058,312
                                                  ===========        ===========

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


5.   INTEREST-BEARING DEPOSITS (Continued)

     Aggregate annual maturities of time deposits are as follows:

                Year Ending
                December 31,
                ------------

                    2004                    $ 16,295,585
                    2005                       3,968,810
                    2006                         493,731
                    2007                         756,495
                                            ------------

                                            $ 21,514,621
                                            ============

     Interest expense recognized on interest-bearing deposits for the years ended December 31, 2003, 2002 and 2001 consisted of the following:

                                                 Year Ended December 31,
                                        ----------------------------------------
                                           2003           2002           2001
                                        ----------     ----------     ----------

     Savings                            $   10,734     $   22,441     $   30,385
     Money market                          493,900        649,774        406,481
     NOW accounts                           25,928         49,064         37,966
     Time, $100,000 or more                182,532        293,024        540,077
     Other time                            368,207        325,996        394,910
                                        ----------     ----------     ----------

                                        $1,081,301     $1,340,299     $1,409,819
                                        ==========     ==========     ==========

6.   INCOME TAXES

     As discussed in Note 1, the Bank has elected to be taxed as an S corporation and, as such, is generally not subject to Federal tax. State income tax expense is as follows:

                                                   Year Ended December 31,
                                             ----------------------------------
                                               2003         2002         2001
                                             --------     --------     --------

     Current                                 $ 40,000     $ 49,000     $    800
     Deferred                                   6,000       (8,000)      15,000
     Decrease in valuation allowance                       (25,000)     (15,000)
                                             --------     --------     --------

        Income tax expense                   $ 46,000     $ 16,000     $    800
                                             ========     ========     ========

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


6.   INCOME TAXES (Continued)

     Deferred tax assets at December 31, 2003 and 2002 consisted of the following:

                                                           2003           2002
                                                         --------       --------

     Deferred tax assets:
       Allowance for loan losses                         $ 32,000       $ 29,000
       Organization expenses                                               1,000
       Accrual to cash adjustment                                          3,000
                                                         --------       --------

           Total deferred tax assets                       32,000         33,000
                                                         --------       --------

     Deferred tax liabilities:
       Accrual to cash adjustment                          (4,000)
       Bank premises and equipment                         (1,000)
                                                         --------       --------

           Total deferred tax liabilities                  (5,000)
                                                         --------       --------

           Net deferred tax assets                       $ 27,000       $ 33,000
                                                         ========       ========

7.   COMMITMENTS AND CONTINGENCIES

     Operating Leases
     ----------------

     The Bank leases certain branch facilities and its administrative offices under noncancellable operating leases. The leases were originated at various times beginning in 1998 and have terms between 15 and 36 months. The leases expire between 2004 and 2005, with certain leases containing two year renewal options.

     Future minimum lease payments are as follows:

                Year Ending
                December 31,
                ------------

                    2004                    $    220,452
                    2005                          16,209
                                            ------------

                                            $    236,661
                                            ============

     Rental expense totaled $193,962, $79,124 and $42,025 for the years ended December 31, 2003, 2002 and 2001, respectively.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


7.   COMMITMENTS AND CONTINGENCIES (Continued)

     Financial Instruments With Off-Balance-Sheet Risk
     -------------------------------------------------

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments consist of commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

     The following financial instruments represent off-balance-sheet credit risk:

                                                            December 31,
                                                    ----------------------------
                                                        2003            2002
                                                    ------------    ------------

     Commitments to extend credit                   $ 24,911,000    $ 22,547,000
     Letters of credit                              $    553,000    $    792,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, and deeds of trust on residential real estate and income-producing commercial properties.

     Letters of credit are conditional commitments issued by the Bank to guarantee the performance or financial obligation of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

     At December 31, 2003, real estate loan commitments represent approximately 58% of total commitments and are secured by real property with a loan to value ratio not to exceed 80%. Commercial loan commitments represent 42% of total commitments and are generally secured by accounts receivable and inventory. Other loan commitments represent less than 1% of total commitments and are generally unsecured. In addition, the majority of the Bank's loan commitments have variable interest rates.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


7.   COMMITMENTS AND CONTINGENCIES (Continued)

     Significant Concentrations of Credit Risk
     -----------------------------------------

     The Bank grants real estate mortgage, real estate construction, commercial and consumer loans to customers in northern California. Although the Bank has a diversified loan portfolio, a substantial portion of its portfolio is secured by real estate.

     While the concentration levels have declined, as of December 31, 2003, in management's judgment, a concentration existed in real estate loans. At that date, approximately 74% of total loans were real estate related, with commercial real estate representing 29%, residential real estate representing 9% and real estate construction representing 36%.

     As of December 31, 2002, in management's judgment, a concentration existed in real estate loans. At that date, approximately 76% of total loans were real estate related, with commercial real estate representing 25%, residential real estate representing 7% and real estate construction representing 44%.

     Although management believes the loans within these concentrations have no more risk than the normal risk of collectibility, a substantial decline in the performance of the economy in general or a decline in real estate values in the Bank's primary market area, in particular, could have an adverse impact on collectibility, increase the level of real estate related nonperforming loans, or have other adverse effects which alone or in the aggregate could have a material adverse effect on the financial condition of the Bank.

     Correspondent Banking Agreements
     --------------------------------

     The Bank maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. Uninsured deposits totaled $685,209 at December 31, 2003.

     Contingencies
     -------------

     The Bank is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Bank.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


8.   NOTES PAYABLE

     Notes payable consisted of the following:

                                                                  December 31,
                                                              ------------------
                                                                2003      2002
                                                              --------  --------

     Note payable to a Trust, secured by a first deed
       on land and premises, interest at 7% fixed for
       five years, due in monthly installments of
       $6,450 through April 1, 2004, at which time the
       entire principal balance plus any accrued
       interest is due and payable.                           $ 19,125  $ 92,376

     Note payable to Pacific Coast Bankers' Bank,
       interest at prime plus .50%, due in quarterly
       installments. Annual principal payments of
       $32,000 through April 1, 2008, at which time
       the entire principal balance plus any accrued
       interest is due and payable.                            160,000
                                                              --------  --------

                                                              $179,125  $ 92,376
                                                              ========  ========

     The land and premises securing the note payable to a Trust was previously owned by the Bank. In June 2003, the land and premises was sold to a third party, subject to the Trust's security interest. Accordingly, the Trust's security position was not changed and the third party purchaser is providing collateral on behalf of the Bank.

     Scheduled principal repayments are as follows:

                Year Ending
                December 31,
                ------------

                    2004                    $     51,125
                    2005                          32,000
                    2006                          32,000
                    2007                          32,000
                    2008                          32,000
                                            ------------

                                            $    179,125
                                            ============

9.   SHAREHOLDERS' EQUITY

     Common Stock Offering
     ---------------------

     The Bank completed a secondary offering of its common stock in 2003. The offering resulted in the issuance of 12,500 shares sold at $160 per share to existing shareholders. Proceeds totaled $1,965,872, net of $34,128 in stock offering costs.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


9.   SHAREHOLDERS' EQUITY (Continued)

     Distributions to Shareholders
     -----------------------------

     On March 18, 2003, the Board of Directors declared a $6.33 per share cash distribution to shareholders of record at the close of business on January 31, 2003, paid on or about April 15, 2003. On February 19, 2002, the Board of Directors declared a $2.66 per share cash distribution to shareholders of record at the close of business on February 19, 2002, paid on or about April 1, 2002. These distributions exceeded the amount free of restriction, as calculated under the California Financial Code. Accordingly, the Bank obtained approval from the California Department of Financial Institutions prior to making these distributions.

     Upon declaration by the Board of Directors, all shareholders of record will be entitled to receive distributions. The California Financial Code restricts the total dividend payment of any state chartered bank in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. As of December 31, 2003, $849,658 of retained earnings were free of such restrictions.

     Earnings Per Share
     ------------------

     A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2003, 2002 and 2001 is shown below.

                                                         Weighted
                                                          Average
                                                         Number of
                                             Net          Shares      Per Share
                                           Income       Outstanding    Amount
                                         -----------    -----------   ---------

     December 31, 2003
     -----------------

     Basic earnings per share            $ 1,177,315         67,730   $   17.38
                                                                      =========

     Effect of dilutive stock options                         1,748
                                         -----------    -----------

     Diluted earnings per share          $ 1,177,315         69,478   $   16.95
                                         ===========    ===========   =========

     December 31, 2002
     -----------------

     Basic earnings per share            $   933,900         59,043   $   15.82
                                                                      =========

     Effect of dilutive stock options                           914
                                         -----------    -----------

     Diluted earnings per share          $   933,900         59,957   $   15.58
                                         ===========    ===========   =========

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


9.   SHAREHOLDERS' EQUITY (Continued)

     Earnings Per Share (Continued)
     ------------------

                                                         Weighted
                                                          Average
                                                         Number of
                                             Net          Shares      Per Share
                                           Income       Outstanding    Amount
                                         -----------    -----------   ---------

     December 31, 2001
     -----------------

     Basic earnings per share            $   392,937         50,584   $    7.77
                                                                      =========

     Effect of dilutive stock options                           203
                                         -----------    -----------

     Diluted earnings per share          $   392,937         50,787   $    7.74
                                         ===========    ===========   =========

     Stock Options
     -------------

     On September 16, 1998, the shareholders approved the Yolo Community Bank 1998 Stock Option Plan for which 9,650 shares of common stock are currently reserved for issuance to employees. The plan requires that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid for in full at the time the option is exercised. All options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. Options vest ratably over a five year period. Vesting begins one year from the date of grant.

     A summary of the activity within the plan follows:

                                        2003                    2002                     2001
                                ---------------------   ----------------------   ----------------------
                                           Weighted                 Weighted                 Weighted
                                            Average                  Average                  Average
                                           Exercise                 Exercise                 Exercise
                                 Shares      Price       Shares       Price       Shares       Price
                                --------  -----------   --------   -----------   --------   -----------

     Options outstanding,
       beginning of year          6,300   $       111      3,550   $       100      2,800   $       100

       Options granted                                     2,750   $       125        750   $       100
       Options exercised           (150)  $       100
                                -------                 --------                 --------

     Options outstanding,
       end of year                6,150   $       111      6,300   $       111      3,550   $       100
                                =======                 ========                 ========

     Options exercisable,
       end of year                2,700   $       105      1,950   $       100      1,200   $       100
                                =======                 ========                 ========

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.   SHAREHOLDERS' EQUITY (Continued)

     Stock Options (Continued)
     -------------

     A summary of options outstanding at December 31, 2003 follows:

                            Number of         Weighted        Number of
                             Options           Average         Options
                           Outstanding        Remaining      Exercisable
                           December 31,      Contractual     December 31,
     Exercise Price            2003             Life             2003
     --------------        ------------      -----------     ------------

     $100                     3,400           5.6 years         2,150
     $125                     2,750           8.4 years           550
                           --------                          --------

                              6,150                             2,700
                           ========                          ========

     Regulatory Capital
     ------------------

     The Bank is subject to certain regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank met all its capital adequacy requirements as of December 31, 2003 and 2002.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


9.   SHAREHOLDERS' EQUITY (Continued)

     Regulatory Capital (Continued
     ------------------

     In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                        2003                       2002
                                                              -----------------------    -----------------------
                                                                Amount          Ratio      Amount          Ratio
                                                              ----------        -----    ----------        -----

     Leverage Ratio
     --------------

     Yolo Community Bank                                      $8,773,000          9.1%   $6,148,000          9.1%

     Minimum requirement for "Well-Capitalized" institution   $4,844,000          5.0%   $3,397,000          5.0%
     Minimum regulatory requirement                           $3,875,000          4.0%   $2,718,000          4.0%

     Tier 1 Risk-Based Capital Ratio
     -------------------------------

     Yolo Community Bank                                      $8,773,000         11.0%   $6,148,000          9.0%

     Minimum requirement for "Well-Capitalized" institution   $4,768,000          6.0%   $4,083,000          6.0%
     Minimum regulatory requirement                           $3,179,000          4.0%   $2,722,000          4.0%

     Total Risk-Based Capital Ratio
     ------------------------------

     Yolo Community Bank                                      $9,688,000         12.2%   $6,973,000         10.3%

     Minimum requirement for "Well-Capitalized" institution   $7,947,000         10.0%   $6,804,000         10.0%
     Minimum regulatory requirement                           $6,357,000          8.0%   $5,444,000          8.0%

10.  RELATED PARTY TRANSACTIONS

     During the normal course of business, the Bank enters into transactions with related parties, including Directors and officers. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 2003:

     Balance, January 1, 2003                                       $   574,631

       Disbursements                                                    706,350
       Amounts repaid                                                  (574,631)
                                                                    -----------

     Balance, December 31, 2003                                     $   706,350
                                                                    ===========

     There were $73,650 of undisbursed commitments to related parties at December 31, 2003.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


11.  OTHER EXPENSES

     Other expenses for the years ended December 31, 2003, 2002 and 2001 consisted of the following:

                                                  2003        2002        2001
                                                --------    --------    --------

     Data processing                            $157,630    $132,384    $113,284
     Stationery and supplies                      77,010      62,373      59,426
     Professional fees                           150,216      99,141      58,672
     Telephone and postage                       105,502      97,687      82,485
     Advertising and promotion                    55,442      30,982      29,831
     Travel, meals and entertainment              68,805      46,370      46,006
     Other operating expenses                    280,297     247,052     158,225
                                                --------    --------    --------

                                                $894,902    $715,989    $547,929
                                                ========    ========    ========

12.  EMPLOYEE BENEFIT PLANS

     Employee 401(k) Plan
     --------------------

     During 1998, the Board of Directors adopted the Employee 401(k) Profit Sharing Plan and Trust which is available to employees meeting certain age and service requirements. Under the plan, employees are able to defer a selected percentage of their annual compensation. The Bank's contribution is discretionary. The Bank made contributions of $34,653 and $16,749 for the years ended December 31, 2003 and 2002. The Bank did not make any contribution to the plan for the year ended December 31, 2001.

     Employee Stock Ownership Plan
     -----------------------------

     During 2003, the Board of Directors adopted the Yolo Community Bank Employee Stock Ownership Plan (ESOP). The ESOP is designed to invest primarily in stock of the Bank. The purchase of shares is funded through a third party loan to the ESOP and contributions to the ESOP by the Bank. Contributions to the plan are at the sole discretion of the Board of Directors and are based upon the financial performance of the Bank. The employee share of any annual contribution is based upon the employee's compensation as a percentage of the total participants' compensation for the plan year. Compensation is defined as all compensation paid during the plan year which is considered to be W-2 income, to include amounts deferred under the Company's 401(k) Plan. Employer contributions vest at a rate of 20% per year after two years of employment. Employee contributions are not permitted. Benefits are to be distributed in the form of cash.

     In conjunction with the Bank's Common Stock Offering (Note 9), the ESOP purchased 1,250 shares of the Bank's common stock using $40,000 contributed to the plan by the Bank and the proceeds of a $160,000 loan to the ESOP by Pacific Coast Bankers' Bank. Interest expense related to the loan totaled $6,000 during the year ended December 31, 2003. The ESOP loan is included in notes payable on the balance sheet and the related interest expense is reflected in interest on notes payable.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


12.  EMPLOYEE BENEFIT PLANS (Continued)

     Employee Stock Ownership Plan (Continued)
     -----------------------------

     The debt of the ESOP is recorded as debt of the Bank and the shares purchased with the proceeds are reported as unearned ESOP shares in shareholders' equity. As the debt is repaid, shares are committed to be released and the Bank reports compensation expense equal to the current market price of the shares. Committed to be released shares are subsequently allocated to active employees and are recognized as outstanding for earnings per share and capital ratio computations. Cash distributions for allocated ESOP shares are recorded as a reduction of retained earnings and are allocated to the participants; cash distributions on unallocated ESOP shares are recorded as a reduction of debt and accrued interest. Compensation expense of $55,000 was recognized for the year ended December 31, 2003.

     Allocated, committed-to-be-released and unallocated ESOP shares as of December 31, 2003 were as follows (dollars in thousands):

                                                                         2003
                                                                      ---------

     Allocated                                                              250
     Committed-to-be-released                                                83
     Unallocated                                                            917
                                                                      ---------

     Total ESOP shares                                                    1,250
                                                                      =========

     Fair value of unallocated shares                                 $ 165,000
                                                                      =========

     Split Dollar Life Insurance Plan
     --------------------------------

     The Bank previously provided term life insurance benefits to four key executives. In 2003, the Bank adopted a split dollar life insurance plan with benefits that are substantially equivalent to those previously provided. In connection with this plan, the Bank purchased single premium life insurance policies with cash surrender values totaling $1,500,000. On the balance sheet, the cash surrender value of life insurance policies is included in accrued interest receivable and other assets. Income on these policies, net of expense, totaled $18,119 for the year ended December 31, 2003.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


13.  SHORT-TERM BORROWING ARRANGEMENTS

     The Bank has a $3,000,000 unsecured borrowing arrangement with its correspondent bank. There were no borrowings outstanding under this arrangement at December 31, 2003 and 2002. Additionally, the Bank can borrow up to $10,304,000 from the Federal Home Loan Bank. This arrangement is secured by pledged loans and investment securities with amortized costs totaling approximately $35,998,000 and market values totaling approximately $36,009,000 at December 31, 2003. At December 31, 2002, the Bank's borrowing limit totaled $13,668,000 and was secured by pledged loans and investment securities with amortized costs totaling approximately $21,657,000 and market values totaling approximately $21,760,000. Outstanding borrowings averaged $14,000 for the year ended December 31, 2003 and there were $3,000,000 of borrowings outstanding with interest at 0.94% under this arrangement. Outstanding borrowings averaged $1,412,000 for the year ended December 31, 2002 and there were no borrowings outstanding under this arrangement at December 31, 2002.

14.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     In accordance with Financial Accounting Standard No. 107 (FAS 107), Disclosures About Fair Value of Financial Instruments, estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Bank's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

     Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

     The Bank is applying the provisions of FAS 107 for the first time as of December 31, 2003. In accordance with FAS 107, reporting of fair value information for periods prior to the initial year is not required.

     The following methods and assumptions were used by the Bank to estimate the fair value of its financial instruments at December 31, 2003:

     Cash and cash equivalents: For cash and cash equivalents, the carrying amount is estimated to be fair value.

     Investment securities: For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


14.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

     Loans: For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

     Cash surrender value of life insurance policies: The fair value of life insurance policies are based on cash surrender values at each reporting date as provided by the insurers.

     Deposits and short-term borrowings: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analyses using interest rates being offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

     Notes payable: The fair value of notes payable is estimated using a discounted cash flow analysis using interest rates currently available for similar debt instruments.

     Commitments to extend credit and letters of credit: Commitments to extend credit and letters of credit are primarily for variable rate loans. For these commitments, there is no difference between the committed amounts and their fair values. Commitments to fund fixed rate loans are at rates which approximate fair value at each reporting date.

     The estimated fair value of the Bank's financial instruments are as follows:

                                                             December 31, 2003
                                                         -------------------------
                                                          Carrying        Fair
                                                           Amount         Value
                                                         -----------   -----------

     Financial assets:
       Cash and due from banks                           $ 5,630,261   $ 5,630,261
       Investment securities                              25,266,890    25,266,000
       Cash surrender value of life insurance policies     1,518,119     1,518,119
       Loans                                              67,731,921    68,787,220
       Accrued interest receivable                           480,953       480,953

     Financial liabilities:
       Deposits                                          $89,284,102   $90,183,000
       Short-term borrowings                               3,000,000     3,000,000
       Notes payable                                         179,125       179,125
       Accrued interest payable                               90,625        90,625

     Off-balance-sheet financial instruments:
       Commitments to extend credit                      $24,911,000   $24,911,000
       Letters of credit                                     553,000       553,000

                               YOLO COMMUNITY BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


15.  SUBSEQUENT EVENT

     Distribution to Shareholders
     ----------------------------

     On January 20, 2004, the Bank approved an earnings distribution of 40% of the net income for the year ended December 31, 2003, approximately $6.57 per share, to shareholders of record as of December 31, 2003, to be paid April 1, 2004.